EXHIBIT 99.1

Comtech Announces CEO Transition and Comprehensive Transformation Initiatives

Appoints Kenneth H. Traub as President and Chief Executive Officer, Effective Immediately

Commences Comprehensive Transformation to Immediately Strengthen Company

CHANDLER, Ariz. – Jan. 13, 2025 – Comtech Telecommunications Corp. (NASDAQ: CMTL) (“Comtech” or the “Company”), a global communications technology leader, today announced that its Board of Directors (the “Board”) has named Ken Traub as President and Chief Executive Officer, replacing John Ratigan effective immediately. Mr. Traub joined the Comtech Board on October 31, 2024 and became Executive Chairman on November 27, 2024.

Mr. Traub is leading a comprehensive transformation of Comtech. Some highlights of this transformation include:

•	Operational Discipline and Rightsizing. Comtech is taking decisive action to improve processes, streamline product lines, optimize staffing and sharpen its organizational focus. These actions are expected to result in significant cost savings and working capital efficiencies, particularly in the Company’s Satellite & Space Communications (“S&S”) segment, and position Comtech to generate sustainable positive cash flow.

•	Support and Grow Successful Business Units. The Company’s Terrestrial & Wireless Networks (“T&W”) segment is poised for continued strong growth, driven by the need for nontraditional methods to request emergency help from new devices and the segment’s new initiatives in public safety technologies. The growth of the Company’s carrier business will be supported by its latest cloud-agnostic 5G passive and emergency location, messaging and alerting services. In the S&S segment, Comtech is strong in designing, manufacturing and supporting sophisticated communications equipment for both defense and commercial users that rely on the Company to provide mission-critical communications infrastructure. Comtech will prudently invest in and support these successful businesses and capitalize on opportunities to build and monetize these valuable assets.

•	Strategic Alternatives Process. The Comtech Board, under Mr. Traub’s leadership, will conduct a comprehensive review of strategic alternatives and explore a range of potential transactions to enhance Comtech’s strategic focus and strengthen the Company’s balance sheet. This process is a broadening of the previously announced review of strategic alternatives for the T&W segment and will include various alternatives for the S&S segment.

•	Strengthening the Capital Structure. Comtech had available liquidity of approximately $30 million of cash and equivalents as of both October 31, 2024 and January 10, 2025. The Company is positioned to generate positive cash flow over the coming months through implementation of the initiatives described above and will consider opportunities to strengthen its capital structure.

Mr. Traub commented, “While Comtech’s recent historical performance has been unsatisfactory, the Company has great assets, including its people, technologies, reputation, customers and relationships. Since I joined the Company as Executive Chairman about six weeks ago, I have learned a lot, which gives me confidence that we can overcome the challenges and create new opportunities to strengthen the business and drive value. We are implementing a comprehensive set of initiatives to better position Comtech for the future including improving operational discipline, streamlining operations, supporting profitable growth initiatives, undertaking a broad review of strategic alternatives and strengthening the capital structure. I am honored to expand my role as President and CEO today, and look forward to leading the Company into a stronger and brighter future.”

“The Board is fully supportive of Ken's leadership and committed to his strategy that will deliver immediate and necessary improvements for Comtech,” said former Army Chief Information Officer, Lieutenant General (Retired) Bruce T. Crawford, Lead Independent Director of the Comtech Board.

There can be no assurance that the exploration of strategic alternatives will result in a transaction or other strategic changes or outcomes. There is no timeframe for the conclusion of the process, and the Company does not intend to comment further regarding this matter unless and until further disclosure is determined to be appropriate or necessary.

First Quarter Fiscal 2025 Financial Results: Conference Call and Webcast Information

In a separate press release issued today, Comtech announced its financial results for the first quarter of fiscal 2025. That press release can be found on the Investor Relations section of the Company’s website at www.comtech.com/investors.

Comtech will host a conference call with investors and analysts today at 8:30 am Eastern Time. Mr. Traub will lead the call, joined by Michael Bondi, Chief Financial Officer; Daniel Gizinski, President of the Satellite and Space Communications segment; and Jeff Robertson, President of the Terrestrial & Wireless Networks segment. A live webcast of the conference call will also be accessible at www.comtech.com/investors. Alternatively, investors can access the conference call by dialing (800) 579-2543 (domestic), or (785) 424-1789 (international) and using the conference I.D. "Comtech." A replay will be available for seven days by dialing (800) 839-9557 (domestic), or (402) 220-6089 (international).

About Kenneth H. Traub

Mr. Traub has served as a director on Comtech’s Board since October 2024 and was named as Executive Chairman in November 2024. He is a visionary and transformational corporate leader with a successful track record of building sustainable shareholder value. Mr. Traub has over 30 years of experience as a Chairman, CEO, director and active investor with a demonstrated record of accomplishment in driving strategic, financial, operational and governance improvements. Mr. Traub is adept at managing business challenges, executing turnarounds, optimizing capital allocation, driving operational improvements, implementing M&A and other strategic initiatives and capitalizing on strategic growth opportunities. Mr. Traub received a BA from Emory College in 1983 and an MBA from Harvard Business School in 1988.

About Comtech

Comtech Telecommunications Corp. is a leading provider of satellite and space communications technologies; terrestrial and wireless network solutions; Next Generation 911 (NG911) and emergency services; and cloud native capabilities to commercial and government customers around the world. Through its culture of innovation and employee empowerment, Comtech leverages its global presence and decades of technology leadership and experience to create some of the world’s most innovative solutions for mission-critical communications. For more information, please visit www.comtech.com.

Cautionary Note Regarding Forward-Looking Statements

Certain information in this press release contains, and oral statements made by our representative from time to time may contain, forward-looking statements. Forward-looking statements can be identified by words such as: "anticipate," "believe," "continue," "could," "estimate," "expect," "future," "goal," "outlook," "intend," "likely," "may," "plan," "potential," "predict," "project," "seek," "should," "strategy," "target," "will," "would," and similar references to future periods. Forward-looking statements include, among others, statements regarding our expectations for our strategic alternatives process, our expectations for further portfolio-shaping opportunities, our expectations for other operational initiatives, future performance and financial condition, the plans and objectives of our management and our assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under our control which may cause our actual results, future performance and financial condition to be materially different from the results, performance or other expectations implied by these forward-looking statements. Factors that could cause actual results to differ materially from current expectations are described in our filings with the Securities and Exchange Commission. We urge you to consider all of the risks, uncertainties and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements. The risks described above are not the only risks that we face. We do not intend to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as required by law.

Investor Relations Contact

Maria Ceriello

631-962-7102

investors@comtech.com

Media Contact

Jamie Clegg

480-532-2523

jamie.clegg@comtech.com